Certificate of Incorporation
                                       Of
                            IDF INTERNATIONAL, INC.

               Under Section 402 of the Business Corporation Law
                            of the State of New York

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          The undersigned, a natural person of at least eighteen (18) years of age, for the purpose of forming a corporation under the Business Corporation Law of the State of New York, certifies that:

          FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is
                            IDF INTERNATIONAL, INC.

          SECOND: The purpose or purposes for which the Corporation is formed are as follows:

         To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         To purchase, sell, lease, exchange, hire or otherwise acquire real property, with or without buildings thereon, or any interest therein whatsoever or wheresoever situated; to make, enter into, perform, and carry out contracts for constructing, building, altering, improving, repairing, decorating, maintaining, furnishing and fitting buildings and structures of every description; to erect, construct, rebuild, enlarge, alter, improve, maintain, manage and operate houses, buildings or other structures on any lands owned or leased by the Corporation or upon any other lands and, to do all things necessary and appropriate in furtherance of the purposes or powers enumerated herein.

         To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession, or cooperations with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying on of any business which the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient, or incidental to the carrying out of any of the purposes of the Corporation.

         To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, grant licenses and immunities in


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respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

             A. inventions,  devices,  formulae,  processes and any improvements and modifications thereof;

             B. letters patent, patent rights,  patented processes,  copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto; and

             C. franchises, licenses, grants and concessions.

         To enter into, make and perform contracts of every kind and description which may be necessary or convenient for the business of the Corporation, with any person, firm, association, corporation, municipality, county, state, body politic, or government, or colony, any dependency, or political or administrative division thereof.

         To enter into and carry out partnerships (both general partnerships and limited partnerships) and other forms of joint arrangements with other persons, firms or corporations, so far as and to the extent that the same may be done and performed by a corporation organized under the Business Corporation Law of the State of New York.

         To carry on business at any place within the jurisdiction of the United States and in any and all foreign countries and to purchase any property at any such place or places.

         To acquire and take over as a going concern, and thereafter to carry on the business of any person, firm or corporation engaged in any business which the Corporation is authorized to carry on and, in connection therewith, to acquire the good will and all or any of the assets and to assume or otherwise provide for all or any of the liabilities of any such business.

         To borrow money for its corporate purposes and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, or other obligations from time to time, for the purchase of property, or for any purpose in connection with the business of the Corporation, and, if deemed proper, to secure the payment of any such obligations, mortgages, pledge, deed of trust or otherwise.

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         To  carry  on  any  other  similar  business  in  connection  with  the foregoing, and to have and exercise all of the powers conferred by the laws of the State of New York upon corporations formed under the Business Corporation Law of the State of New York, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do so.

         To such extent as a corporation organized under the Business Corporation Law of the State of New York may now or hereafter lawfully do, to perform or do each and everything necessary, suitable, convenient, or proper for, or in connection with, or incidental to, the accomplishment of any one or more of the purposes or the exercise of any one or more of the powers herein described, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and, in general, to do any and all things and exercise any and all powers, rights and privileges for which a corporation may now or hereafter may be organized under the Business Corporation Law of the State of New York, or under act amendatory thereof, supplemental thereto, or substituted therefore, including, but not limited to, all of the powers enumerated in Section 202 of the New York State Business Corporation Law or any other statute of the State of New York.

         THIRD: The Office of the Corporation is to be located in Suffolk County, in the State of New York.

         FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is one hundred and twenty million (120,000,000) shares, all of which have a par value of $.001.

         FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is Frederick M. Mintz, Esq., c/o Mintz & Fraade, P.C., 488 Madison Avenue, New York, New York 10022.

         SIXTH: The duration of the Corporation is to be perpetual.

         SEVENTH: No holder of any shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue, or any rights or options which the Corporation proposes to grant for purchases of any shares, bonds, securities or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be

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issued,  or may be reissued or transferred if the same have been  reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters or proceedings, inclusive of paragraph (e) of Section 622 of the Business Corporation Law.

         EIGHTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision hereof is intended to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law of the State of New York upon Corporations of the State of New York upon the Corporation, its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, without limitation, the power of the Corporation to furnish indemnification to any person or persons in the capacities defined and prescribed by the Business Corporation Law of the State of New York and the defined and prescribed rights of a person or persons to indemnification as the same are conferred by the Business Corporation Law of the State of New York.

         NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 402(b) of the Business Corporation Law, as the same may be amended or supplemented.

         IN WITNESS WHEREOF, this Certificate has been subscribed this 26th day of March, 1991 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                             /s/ Richard A. Friedman
                                             -------------------------------
                                             Richard A. Friedman, Esq.
                                             c/o Mintz & Fraade, P.C.
                                             488 Madison Avenue
                                             New York, New York 10022